Exhibit 99.1

News Release

For Immediate Release

Axcan Completes Acquisition of Eurand and

Commences Subsequent Offering Period

BRIDGEWATER, N.J., Feb. 11, 2011 — Axcan Intermediate Holdings Inc. announced today that its subsidiary, Axcan Pharma Holding B.V., completed the previously announced tender offer for the outstanding ordinary shares of Eurand N.V., a global specialty pharmaceutical company, for $12.00 per share in cash (or approximately $587 million in the aggregate). Axcan Pharma Holding B.V. and its affiliates also completed the purchase of all or substantially all of the assets of Eurand N.V. Axcan and Eurand will begin joint operations on Monday, February 14, 2011.

“I am excited about this transformational moment in our company’s history,” said Frank Verwiel, M.D., President and Chief Executive Officer. “This combination of two remarkable organizations will increase our ability to deliver superior value to our patients, caregivers, employees, and shareholders by expanding and diversifying our portfolio of in-market products and pipeline candidates, while also enhancing our world-class commercial, manufacturing, drug formulation and R&D capabilities. Together, we will create a specialty pharmaceutical company with an exciting future, focused on improving the quality of care and health of patients suffering from gastrointestinal disorders.”

About the Tender Offer

On December 21, 2010, Axcan Pharma Holding B.V. commenced a tender offer to acquire all of the outstanding ordinary shares of Eurand, N.V. at a purchase price of $12.00 per share, net to the seller in cash, without interest and less any applicable withholding taxes. The offer and withdrawal rights expired at 12:01 a.m., New York City time today. Based on information provided by the depositary, 45,942,742 shares, or approximately 95.630% of the shares outstanding, had been validly tendered and had not been withdrawn from the offer, as of the expiration of the offer. 1,671,670 additional shares are guaranteed to be delivered within two NASDAQ Global Market trading days, which, if added to the tendered shares, would represent approximately 99.110% of the shares outstanding. Axcan Pharma Holding B.V. has accepted for payment all shares that were validly tendered and were not withdrawn from the offer. Eurand sold today all or substantially all of its assets to Axcan Pharma Holding B.V. and its affiliates.

Axcan Pharma Holding B.V. also announced the commencement of the subsequent offering period to provide Eurand shareholders who have not yet tendered their shares the opportunity to do so. The subsequent offering period is scheduled to expire on February 28, 2011, at 12:01 a.m., New York City time. During this subsequent offering period, Axcan Pharma Holding B.V. will promptly purchase any shares tendered for the same consideration paid in the offer. The procedures for tendering shares during the subsequent offering period are the same as those in the offer, except that (i) the guaranteed delivery procedures may not be used during the subsequent offering period and (ii) no withdrawal rights will apply to shares tendered during the subsequent offering period and no withdrawal rights apply during the subsequent offering period with respect to shares tendered in the offer and accepted for payment.

At the conclusion of the subsequent offering period, Axcan Pharma Holding B.V. intends to cause Eurand N.V. to be dissolved and liquidated, in accordance with Dutch liquidation procedures. Axcan expects that NASDAQ will file documents with the Securities and Exchange Commission on or around February 28, 2011 to delist Eurand N.V. (NASDAQ: EURX) from the NASDAQ Global Market, which Axcan expects to become effective 10 days after filing. At that time, Eurand N.V.’s ordinary shares would cease trading.

About Axcan

Axcan Holdings Inc., parent company of Axcan Intermediate Holdings Inc., is a privately held, leading global specialty pharmaceutical company with clinical, manufacturing and commercial operations in the United States, the European Union and Canada. Axcan develops, manufactures and commercializes enhanced pharmaceutical and biopharmaceutical products based on its proprietary pharmaceutical technologies used in the treatment of a variety of gastrointestinal and other disorders. Its technology platforms include bioavailability enhancement of poorly soluble drugs, custom release profiles and taste-masking/orally disintegrating tablet (ODT) formulations. For more information, visit www.Axcan.com.

Important Information

This press release is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer for the outstanding shares of Eurand ordinary shares described in this press release is being made pursuant to a tender offer statement on Schedule TO, filed by Axcan Pharma Holding B.V. and Axcan Holdings Inc. with the SEC on December 21, 2010 and amended on January 11, 2011, January 19, 2011, January 20, 2011, January 25, 2011, January 31, 2011 and February 3, 2011. Eurand filed a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer on December 22, 2010 and filed an amendment to the Schedule 14D-9 on January 13, 2011, January 20, 2011, January 21, 2011 and February 1, 2011. Investors and Eurand shareholders are strongly advised to carefully read the tender offer statement (including the offer to purchase, letter of transmittal and other offer documents) and the related solicitation/recommendation statement before any decision is made with respect to the tender offer because they will contain important information. The offer to purchase, the related letter of transmittal and certain other offer documents, as well as the solicitation/recommendation statement, are available to all shareholders of Eurand at no expense to them by directing a request to bill.newbould@eurand.com or (267) 759-9335 or from the information agent, Okapi Partners LLC, by directing a request to info@okapipartners.com or (855) 208-8901. These documents will also be available at no charge at the SEC’s website at www.sec.gov.

Forward-Looking Statement

This release contains forward-looking statements, including statements regarding the proposed transaction, its timing and terms and statements regarding the expectations for the combined company. Forward-looking statements include those which express plan, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. The words “expects”, “potentially”, “anticipates”, “could”, “calls for” and similar expressions also identify forward-looking statements. These statements are based upon the parties’ current expectations and are subject to risks and uncertainties which could cause actual results and developments to differ materially from those expressed or implied in such statements. Factors that could affect actual results and developments include successful completion of the proposed transaction on a timely basis, the impact of regulatory reviews on the proposed transaction, the successful tender of the remaining outstanding ordinary shares of Eurand, the satisfaction of customary conditions, the ability of the buyer to achieve synergies and other anticipated benefits following completion of the proposed transaction, the results, consequences, effects or timing of any inquiry or investigation by any regulatory authority or any legal or administrative proceedings, the successful preparation and implementation of an effective integration plan, and any other risks set forth in the parties’ filings with the SEC, including Eurand’s annual report on Form 20-F and periodic reports on Form 6-K and Axcan Intermediate Holdings Inc.’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as the Schedule TO and Schedule 14D-9, as each may be amended, with respect to the tender offer. Investors should evaluate any statement in light of these important factors. Forward-looking statements contained in this press release are made as of this date, and, other than as required by applicable law, the parties undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Actual events could differ materially from those anticipated in the forward-looking statements.

Contacts:

Bill Newbould

Vice President, Investor Relations

+1 267-759-9335

bill.newbould@eurand.com

Okapi Partners LLC

For Banks and Brokerage Firms:

Patrick McHugh

Bruce Goldfarb

212-297-0720

info@okapipartners.com

For Shareholders and All Others:

Patrick McHugh

Bruce Goldfarb

855-208-8901

info@okapipartners.com